EX-99.906CERT

certification of president and Treasurer pursuant to 18 U.S.C. section

1350, as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Sheldon Chang, President, and Thomas McDonald, Treasurer, of CrowdStreet REIT I, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President		Treasurer
CrowdStreet REIT I, Inc.		CrowdStreet REIT I, Inc.

/s/ Sheldon Chang		/s/ Thomas McDonald
Sheldon Chang		Thomas McDonald

Date:	3/9/2023	Date:	3/9/2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CrowdStreet REIT I, Inc. and will be retained by CrowdStreet REIT I, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.